News Release
Contact:	Thomas Joyce, Public Relations (612) 303-3167 Judith T. Murphy, Investor Relations (612) 303-0783

U.S. Bancorp Receives Results of Comprehensive Capital Analysis and Review; Federal
Reserve Did Not Object to Company’s Capital Distribution Plan

Company Announces Quarterly Common Stock Dividend and Authorizes New $2.25 Billion Share
Repurchase Program

MINNEAPOLIS (March 14, 2013) — Today the Federal Reserve disclosed the results of the 2013 Comprehensive Capital Analysis and Review (“CCAR”). After a review of the Company’s CCAR results, the Federal Reserve did not object to the Company’s plan to increase its capital distributions over the next four fiscal quarters. The Federal Reserve’s CCAR disclosure included its estimate of U.S. Bancorp’s minimum capital ratios for the period from the fourth quarter of 2012 through the fourth quarter of 2014 under the Supervisory Severely Adverse Scenario, including the dividends and buybacks proposed by the Company under the more likely base case scenario.

As a result of the Federal Reserve’s non-objection to U.S. Bancorp’s plan to increase its dividend rate, and the Company’s desire to conform the timing of this and future dividend increases with the publication of the annual CCAR results, the Company will recommend in June that the board of directors approve an increase to the annual dividend rate beginning with the second quarter dividend payable in July 2013. The Company expects to recommend a second quarter dividend of $0.23 per common share, an 18 percent increase over the current dividend rate. At this quarterly dividend rate, the annual dividend will be equivalent to $0.92 per common share. Consistent with the Company’s change in the timing of the annual dividend increase, today the board of directors of U.S. Bancorp (NYSE: USB) declared the Company’s first quarter dividend of $0.195 per common share, equal to the prior quarter’s dividend, payable April 15, 2013, to shareholders of record at the close of business on March 28, 2013.

Additionally, the board of directors of U.S. Bancorp has approved a one-year authorization to repurchase up to $2.25 billion of its outstanding stock, beginning on April 1, 2013, to replace the current authorization, which expires on March 31, 2013. This represents a $370 million, or 20 percent, increase over the $1.88 billion of stock repurchased in full-year 2012. U.S. Bancorp’s common stock may be repurchased through March 2014 in the open market or in privately negotiated transactions. The acquired common shares will be held as treasury shares and may be reissued for various corporate purposes.

“We are very pleased to receive the Federal Reserve’s non-objection to our plan to increase our dividends and authorize a new share repurchase program,” said Richard K. Davis, chairman, president, and chief executive officer of U.S. Bancorp. “Our Company’s ability to generate capital, even under extraordinarily adverse economic conditions, is well proven by the results of this year’s CCAR. Given these results, we expect to recommend an 18 percent increase to the dividend rate in June, as we align our yearly dividend increases with the annual CCAR process going forward. Our goal is to return 60 to 80 percent of our earnings each year to shareholders through dividends and share buybacks, and our planned capital actions will allow us to, once again, achieve that goal in 2013.”

The board of directors has also declared the following:

•	A regular quarterly dividend of $875.00 per share (equivalent to $8.75000 per depositary share) on U.S. Bancorp’s Series A Non-Cumulative Perpetual Preferred Stock, payable April 15, 2013, to stockholders of record at the close of business on March 28, 2013.

•	A regular quarterly dividend of $218.75 per share (equivalent to $0.21875 per depositary share) on U.S. Bancorp’s Series B Non-Cumulative Perpetual Preferred Stock, payable April 15, 2013, to stockholders of record at the close of business on March 28, 2013.

•	A regular quarterly dividend of $492.19 per share (equivalent to $0.49219 per depositary share) on U.S. Bancorp’s Series D Non-Cumulative Perpetual Preferred Stock, payable April 15, 2013, to stockholders of record at the close of business on March 28, 2013.

•	A regular quarterly dividend of $406.25 per share (equivalent to $0.40625 per depository share) on U.S. Bancorp’s Series F Non-Cumulative Perpetual Preferred Stock, payable April 15, 2013, to stockholders of record at the close of business on March 28, 2013.

•	A regular quarterly dividend of $375.00 per share (equivalent to $0.37500 per depository share) on U.S. Bancorp’s Series G Non-Cumulative Perpetual Preferred Stock, payable April 15, 2013, to stockholders of record at the close of business on March 28, 2013.

Minneapolis-based U.S. Bancorp (“USB”), with $354 billion in assets as of December 31, 2012, is the parent company of U.S. Bank National Association, the 5th largest commercial bank in the United States. The company operates 3,084 banking offices in 25 states and 5,065 ATMs and provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions. Visit U.S. Bancorp on the web at usbank.com.

Forward-Looking Statements

The following information appears in accordance with the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date made. The forward-looking statements contained in this press release include, among other things, anticipated future U.S. Bancorp capital distributions by stock repurchases and dividends. There can be no assurance that U.S. Bancorp will distribute this or any amount of capital to its shareholders in the future in the form of dividends or share repurchases.

Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. Global and domestic economies could fail to recover from the recent economic downturn or could experience another severe contraction, which could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities. Global financial markets could experience a recurrence of significant turbulence, which could reduce the availability of funding to certain financial institutions and lead to a tightening of credit, a reduction of business activity, and increased market volatility. Continued stress in the commercial real estate markets, as well as a delay or failure of recovery in the residential real estate markets, could cause additional credit losses and deterioration in asset values. In addition, U.S. Bancorp’s business and financial performance is likely to be negatively impacted by recently enacted and future legislation and regulation. U.S. Bancorp’s results could also be adversely affected by deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in its investment securities portfolio; legal and regulatory developments; increased competition from both banks and non-banks; changes in customer behavior and preferences; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, residual value risk, market risk, operational risk, interest rate risk, and liquidity risk.

For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2012, on file with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Corporate Risk Profile” contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Forward-looking statements speak only as of the date they are made, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.

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